Exhibit 99.1

FOR IMMEDIATE RELEASE

ModusLink Reports Financial Results for the First Quarter of Fiscal Year 2018

•	Net revenue of $102.5 million declined by 15.5% versus Q1 of fiscal year 2017; decline primarily related to planned client exits; YOY growth anticipated in Q4 of fiscal year 2018 based on several new client and program wins

•	Gross margin of 8.9% improved by 120 basis points versus Q1 of fiscal year 2017

•	Operating expenses of $12.9 million declined by $2.1 million or 13.8% versus Q1 of fiscal year 2017

•	Operating loss of $3.8 million, a $1.8 million or 32.1% improvement versus Q1 of fiscal year 2017

•	Net loss of $5.2 million, a $3.3 million or 38.7% improvement versus Q1 of fiscal year 2017

WALTHAM, Mass. – December 7, 2017 – ModusLink Global Solutions™, Inc. (the “Company” or “ModusLink”) (NASDAQ: MLNK), announced today its financial results for its first quarter of fiscal year 2018 ended October 31, 2017. For a full discussion of the results, please see the Company’s Form 10-Q filed with the Securities and Exchange Commission, which can be accessed through www.moduslink.com. Additionally, ModusLink will soon be publishing its first quarter of fiscal year 2018 Investor Presentation, which will be posted in the Investor Relations section of the Company’s website and also filed as an exhibit on Form 8-K with the Securities and Exchange Commission.

Commenting on the Company’s financial results and operational performance, Jim Henderson, Chief Executive Officer of ModusLink stated, “We executed on our plan in fiscal 2017 and continued to carry through on our margin and expense programs during the first quarter of fiscal 2018 by leveraging process improvements and investments in automation. The majority of the revenue decline was due to planned client exits, though we did have one client in the Americas that exited earlier than anticipated which adversely impacted revenue. With that said, over the past several quarters, we have won a number of new accounts and have been awarded new programs from many of our long-standing client partners. There is a lot of momentum building on the sales front, though based on the timing associated with client onboarding and new program roll-outs, we anticipate the growth story for ModusLink will begin to materialize in our fiscal fourth quarter and carry into fiscal 2019.”

“Operationally, our team is delivering for our clients. The investments we have and continue to make throughout our footprint have resulted not only in better gross margins and efficiencies, they have led to increased client satisfaction, which is what we have been focused on throughout. We invested in our systems and automation; revamped our Sales and Account Development teams to provide greater value to our clients; and have rolled-out a clear strategy for them to become more than just a physical supply chain provider. We expect to see year-over-year improvements in gross margins, operating expenses and bottom-line results in fiscal 2018.”

First Quarter Financial Results Summary

Net Revenue

The Company reported net revenue of $102.5 million for the first quarter ended October 31, 2017, as compared to $121.3 million for the same period in the prior year, a decline of $18.8 million or 15.5%. The year-over-year decline was primarily related to planned client exits stemming from the Company’s corporate transformation initiatives throughout fiscal year 2017. Additionally, the decline stemmed from one client which exited one quarter prior to plan, which adversely impacted net revenues in the Americas. Offsetting this decline was higher revenues received from one client in the computing industry, which positively impacted revenues in Asia. Throughout the second half of fiscal year 2017 and during the first quarter of fiscal year 2018, ModusLink was awarded several new programs from both existing and new clients. However, the majority of these new awards will not result in substantial revenue recognition until the second half of fiscal year 2018 due to scheduled onboarding and client roll-out timelines.

Gross Margin

Gross margin for the first quarter ended October 31, 2017 was 8.9%, as compared to 7.7% for the same period in the prior year, an improvement of 120 basis points. The improvement in gross margin was driven primarily by a reduction in labor and facility costs related to the Company’s turnaround initiatives. Offsetting this year-over-year improvement were lower revenues in the Americas and in Europe, primarily related to an unfavorable shift in volumes from clients in the consumer electronics and consumer products industries, though this was partially offset by corresponding declines in material costs and a reduction in force. The Company anticipates gross margins will decline on a sequential basis in the second quarter of fiscal year 2018 due primarily to lower absorption rates based on revenue expectations, but also anticipates improvements in gross margins in the second half of the fiscal year as new clients are onboarded, resulting in year-over-year improvements.

Operating Expenses

Total operating expenses for the fourth quarter ended October 31, 2017 were $12.9 million, as compared to $15.0 million in the same period in the prior year, a reduction of $2.1 million or 13.8%. Within these expenses, selling, general and administrative (“SG&A”) expenses for the quarter ended October 31, 2017 were $12.9 million, as compared to $13.6 million for the quarter ended October 31, 2016, a reduction of $0.7 million or 5.4%. Driving the reduction in SG&A expenses were lower employee-related costs associated with the Company’s ongoing turnaround plan and lower costs related to outsourced services, consulting and professional fees. Additionally, during the first quarter of fiscal year 2017, the Company incurred $1.4 million of net restructuring expenses, whereas in the first quarter of fiscal 2018, net restructuring fees were less than $0.1 million. The Company continues to focus on lowering its operating expenses and has several programs underway to lower operating expenses on a year-over-year basis, while continuing to invest in system upgrades, automation, innovation, and growth-driven initiatives.

Operating Income (Loss)

The Company reported an operating loss of $3.8 million for the quarter ended October 31, 2017, as compared to an operating loss of $5.6 million for the same period in the prior year, an improvement of $1.8 million or 32.1%. Driving the reduction in operating loss for the comparable periods were higher gross margins and lower operating expenses. As the Company onboards new programs from both existing clients and new ones obtained over the past three quarters, operating losses are anticipated to be reduced further, primarily in the second half of fiscal year 2018.

Net Income (Loss)

The Company reported a net loss of $5.2 million or a net loss per basic and diluted share of $0.09 for the first quarter ended October 31, 2017. This compares to a net loss of $8.5 million or a loss per basic and diluted share of $0.16 for the same period in the prior year and represents a year-over-year improvement of $3.3 million or 38.7%.

EBITDA and Adjusted EBITDA

For the three months ended October 31, 2017, the Company reported negative Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $0.3 million, as compared to negative EBITDA of $3.6 million for the same period in the prior year, a year-over-year improvement of $3.3 million. The Company reported negative Adjusted EBITDA of $1.8 million, as compared to negative Adjusted EBITDA of $1.6 million in the same period in the prior year, a decline of $0.2 million.

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK) is a leading global provider of digital and physical supply chain solutions. The Company helps its clients drive growth, lower costs and improve profitability, while simultaneously enhancing the customer experience. With operations supported by 21 sites across North America, Europe, and the Asia-Pacific region, ModusLink partners with the world’s leading brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, retail and luxury, among others. Our solutions and services are designed to help global brands and companies expand their share, across geographies and channels, while continuously improving their end-to-end supply chains. For further details on ModusLink’s solutions visit www.moduslink.com, read the Company’s blog for supply chain professionals, and follow us on LinkedIn, Twitter, Facebook and YouTube.

Supplemental Non-GAAP Disclosures EBITDA and Adjusted EBITDA (Unaudited)

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA and Adjusted EBITDA, non-GAAP financial measures, to assess its performance. EBITDA represents earnings before interest income, interest expense, income tax expense, depreciation, and amortization of intangible assets. We define Adjusted EBITDA as EBITDA excluding the effects of SEC inquiry and financial restatement costs, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses on investment in affiliates and impairments.

We believe that providing EBITDA and Adjusted EBITDA to investors is useful, as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that EBITDA and Adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income (loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements & Use of Non-GAAP Measures

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. These filings are available in the Investor Relations section of our website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Investor Relations Contact:

Glenn Wiener

GW Communications for ModusLink

Tel: 212-786-6011

Email: gwiener@GWCco.com

— Tables to Follow —

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2017	July 31, 2017
	(unaudited)
Assets:
Cash and cash equivalents	$119,768	$110,670
Trading securities	—	11,898
Accounts receivable, net	85,091	81,450
Inventories	31,535	34,369
Funds held for clients	12,333	13,454
Prepaid and other current assets	7,483	6,005

Total current assets	256,210	257,846

Property and equipment, net	15,446	18,555
Other assets	4,604	4,897

Total assets	$276,260	$281,298

Liabilities:
Accounts payable	$74,507	$71,476
Accrued restructuring	165	186
Accrued expenses	34,588	37,898
Funds held for clients	12,333	13,454
Other current liabilities	25,406	26,141

Total current liabilities	146,999	149,155

Notes payable	60,891	59,758
Other long-term liabilities	10,056	9,414

Total liabilities	217,946	218,327

Stockholders' equity:	58,314	62,971

Total liabilities and stockholders' equity	$276,260	$281,298

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,
	2017	2016	Fav (Unfav)
Net revenue	$102,522	$121,327	(15.5%)
Cost of revenue	93,448	111,994	16.6%

Gross profit	9,074	9,333	(2.8%)

	8.9%	7.7%	1.2%
Operating expenses:
Selling, general and administrative	12,867	13,601	5.4%
Restructuring, net	37	1,374	97.3%

Total operating expenses	12,904	14,975	13.8%

Operating loss	(3,830)	(5,642)	32.1%
Other income (expense), net	(521)	(2,352)	77.8%

Loss before taxes	(4,351)	(7,994)	45.6%
Income tax expense	1,087	1,049	(3.6%)
Gains on investments in affiliates, net of tax	(201)	(500)	(59.8%)

Net loss	$(5,237)	$(8,543)	38.7%

Basic and diluted net loss per share:	$(0.09)	$(0.16)

Weighted average common shares used in basic and diluted earnings per share	55,260	54,991

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended October 31,
	2017	2016
Net revenue:
Americas	$14,839	$25,878
Asia	43,512	42,873
Europe	38,390	45,181
e-Business	5,781	7,395

Total net revenue	$102,522	$121,327

Operating income (loss):
Americas	$(2,199)	$(3,856)
Asia	4,169	1,777
Europe	(2,860)	(2,591)
e-Business	(1,445)	344

Total segment operating loss	(2,335)	(4,326)
Corporate-level activity	(1,495)	(1,316)

Total operating loss	$(3,830)	$(5,642)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net loss to Adjusted EBITDA1

	Three Months Ended October 31,
	2017	2016
Net loss	$(5,237)	$(8,543)
Interest income	(164)	(165)
Interest expense	2,107	2,029
Income tax expense	1,087	1,049
Depreciation	1,892	2,022

EBITDA	(315)	(3,608)
SEC inquiry and financial restatement costs	—	2
Strategic consulting and other related professional fees	109	4
Executive severance and employee retention	16	300
Restructuring	37	1,374
Share-based compensation	292	192
Impairment of long-lived assets	10	—
Unrealized foreign exchange (gains) losses, net	348	(233)
Other non-operating (gains) losses, net	(2,057)	885
(Gains) on investments in affiliates and impairments	(201)	(500)

Adjusted EBITDA	$(1,761)	$(1,584)

1 The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses on investments in affiliates and impairments.